UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2007, the Company entered into a Securities Exchange Agreement with Laurus Master Fund, Ltd. ("Laurus") which provided for the issuance to Laurus of two million one hundred thousand (2,100,000) shares of Common Stock in exchange for and cancellation of $252,000 stated value of Series G and Series I Preferred Stock held by Laurus. As a result of this transaction, $252,000 of Series G and Series I Preferred Stock has been redeemed and this dollar amount has been applied to pay the monthly redemption payments due under the outstanding Series G and I Preferred Stock such that the remaining monthly redemption payment owing under the Series G for November, 2007 has been satisfied, the entire monthly redemption payment under the Series I for November has been satisfied and $107,618 of the $122,178 December redemption payment under the Series I has been satisfied.

On August 9, 2007, Laurus purchased $300,000 of shares of Series J Cumulative Convertible Preferred Stock ("Series J Preferred Stock") with a stated value of $1,000 per share. These shares of Series J Preferred Stock have a conversion price of $0.12 per share. The Series J Preferred Stock accrues dividends at the rate of 9.5% per annum and has such other terms as are contained in the Certificate of Designations for the Series J previously approved by the Company's Board of Directors and filed as Exhibit 3.01 to the Form 8-K filed by the Company on July 17, 2007. The Securities Purchase Agreement covering the sale of this Preferred Stock also provided that $600,000 of the outstanding shares of Series I Preferred Stock has been amended to reduce its conversion price to $0.16 per share.

In connection with the sale of the Series J Preferred Stock, the Company paid Midtown Partners & Co., LLC ("Midtown") a fee equal to eight percent (8%) of the gross proceeds from the sale of the Series J Preferred Stock and a warrant to purchase 168,000 shares of Common Stock, with a term of 5-1/2 years, an exercise price of $0.12 per share and a provision enabling the holder to effect a cashless exercise of the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

As described more fully above and incorporated herein by reference, on August 8, 2007, the Company issued 2,100,000 shares of Common Stock to Laurus Master Fund, Ltd. in exchange for and in cancellation of $252,000 in stated value of shares of Series G and Series I Preferred Stock owned by Laurus. The shares of Common Stock were issued in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"), but were issued in exchange for shares of the issuer which had been held by Laurus for more than two years pursuant to Rule 144(d)(3)(ii).

As described more fully above and incorporated by reference, on August 9, 2007, the Company sold and issued 300 shares of Series J Preferred Stock to Laurus Master Fund, Ltd., for a purchase price of $1,000 per share, for $300,000 in cash. The shares of Preferred Stock were issued in a transaction exempt under Section 4(2) of the 1933 Act. As described more fully above and incorporated by reference, in connection with the sale of the shares of Series J Preferred Stock, the Company issued a Warrant to Midtown for 168,000 shares of Common Stock in a transaction exempt under Section 4(2) of the 1933 Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

August 15, 2007	By:	/s/ C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer